UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 21, 2015

         HII TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30291	03-0453686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8588 Katy Freeway, Suite 430, Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(713) 821-3157

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

See Item 2.01 below for a discussion of the Purchase Agreement, the Lease Agreements and the Assignment and Assumption of Sales Agreement described therein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported, on September 18, 2015 (the “Petition Date’), HII Technologies, Inc. (the “Company”) and each of its wholly-owned subsidiaries, Apache Energy Services, LLC, Aqua Handling of Texas, LLC, Hamilton Investment Group, Inc. and Sage Power Solutions, Inc. (collectively, the “Debtors”) filed voluntary petitions (collectively, the “Bankruptcy Petitions”) for reorganization under Chapter 11 of Title 111 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas Victoria Division (the “Court”). The Debtors are continuing in possession of their properties and are managing their businesses, as debtors in possession, in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. The Chapter 11 Cases are being jointly administered by the Court under In re HII Technologies, et al. (Case No. 15-60070).

On January 4, 2016, the Debtors consummated the sale (the “Sale”) of certain non-core assets used in connection with the Debtors’ Frac Water Management operations, including assignment of an exclusive distribution agreement for Hydrow FLOW water treatment equipment pursuant to the terms and conditions of an Asset Purchase Agreement dated December 23, 2015 (the “Purchase Agreement”) between the Debtors and Heat Waves Water Management, LLC (the “Buyer”).   The purchase price paid by Buyer was $1,225,000 in cash at closing as well as assumption of certain liabilities related to Debtors’ agreement relating to its agreement with HydroFLOW and all liabilities associated with taxes, maintenance, insurance, and loss of any assets subject to lease agreements to be entered into between Buyer and Debtors at closing.   The Purchase Agreement provided Buyer with a right of first refusal to purchase or lease any additional assets not listed on the schedule of assets attached to the Purchase Agreement. The Purchase Agreement contained customary representations, warranties and covenants and was subject to customary closing conditions, including receipt of Bankruptcy Court approvals.

In addition, concurrent with (and as a condition to) the closing of the Sale, the Debtors entered into two separate lease agreements (the “Lease Agreements”) with Buyer: (i) the First Lease Agreement/Equipment Lease dated January 4, 2016 between Apache Energy Services LLC (Lessor) and Buyer for two (2) HydrowFLOW Units for a period of 24-months pursuant to which the Buyer/Lessee will pay Apache/Lessor $890 per month for each HydrowFLOW Unit leased and (ii) the Second Lease Agreement  dated January 4, 2016 between the Company/Lessor and Buyer/Lessee for three (3) 21-inch HydrowFLOW Units, and four (4) 14-inch HydrowFLOW Units for 24-months pursuant to which Buyer/Lessee will pay the Company/Lessor $800 per month for each 12-inch Unit leased and $927 per month for each 14-inch HydrowFLOW Unit leased.   Apache also assigned that certain Sales Agreement dated June 16, 2014 between Apache and HydrowFLOW Holdings USA LLC to Buyer concurrent with the closing of the sale on January 4, 2016 pursuant to an Assignment and Assumption of Sales Agreement.

On December 17, 2015, the Purchase Agreement and Sale (including the Lease Agreements and  the assignment of the HydrowFLOW Sales Agreement were approved by the Bankruptcy Court (the “Sale Order”) and the Purchase Agreement became enforceable against the Company. The Bankruptcy Court order approving the Purchase Agreement and Sale was entered following completion of an approved bidding process in which the Buyer provided highest or otherwise best bid providing a greater recovery for Debtors’ creditors than would be provided by practically any other alternative, as stated in the Sale Order.

The Sale Order provided that the proceeds of the Sale were to be applied as follows: (i) $211,500 to Hilco Industrial LLC for its services in connection with the Sale; (ii) $783,500 to the DIP Lenders; (iii) $50,000 was reserved for the name AES or Apache Energy Services to be disbursed only upon further order of the Court; (iv) $150,000 was reserved for the claim of BLC Equipment Leasing and disbursed only upon further order of the Court or stipulation of the Debtors, the DIP Lenders and BCL and (v) $30,000 was reserved for the Transfer Tax Holdback as required under the Purchase Agreement.

The foregoing description of the Purchase Agreement, the Lease Agreements and the Assignment and Assumption of Sales Agreement is qualified in its entirety by reference to the full text of such Agreements which are attached as exhibits to the Sale Order, a copy of which can be viewed at the Company’s Case Administration Website (http://cases.gcginc.com/hii/index.php) under the section “Other Documents”) and is incorporated herein by reference.

Item 8.01 Other Events.

On December 21, 2015, the Debtors filed their monthly operating report for the period of November 1, 2015 through November 30, 2015 (the “Monthly Operating Report”) with the Court.  The Monthly Operating Report can be viewed at the Company’s Case Administration Website (http://cases.gcginc.com/hii/index.php) under the section “Other Documents”) and is incorporated herein by reference.  All future Monthly Operating Reports (and all other bankruptcy related filings) will be posted on the Company’s Case Administration Website.

The information contained in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Monthly Operating Report

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Monthly Operating Report is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with the monthly reporting requirements applicable in the Chapter 11 Cases and is in a format acceptable to the U.S. Trustee. The Company is not required to publicly update the Monthly Operating Report to reflect more current facts or estimates or the occurrence of future events, including if the facts, estimates and assumptions upon which the Monthly Operating Report is based are erroneous. The Monthly Operating Report was not audited or reviewed by independent accountants, was not prepared in accordance with generally accepted accounting principles in the United States, is in a format prescribed by applicable bankruptcy laws, and is subject to future adjustment (which may be material) and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Report is complete. The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in the Company’s reports pursuant to the Exchange Act and such information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HII TECHNOLOGIES, INC.

(Registrant)

Date:  January 12, 2016

By:

/s/ Loretta R. Cross

Loretta R. Cross. Chief Restructuring Officer

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